UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2006

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9916	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Poydras Street
New Orleans, Louisiana		70112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 18, 2006 Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Phelps Dodge Corporation, a New York corporation (“Phelps Dodge”), and Panther Acquisition Corporation, a New York corporation and wholly owned subsidiary of FCX (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Phelps Dodge, with Phelps Dodge continuing as the surviving corporation and a wholly owned subsidiary of FCX.

This summary of the principal terms of the Merger Agreement, and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide you with information regarding the terms of the Merger Agreement, and are not intended to modify or supplement any factual disclosures about FCX or Phelps Dodge in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to FCX or Phelps Dodge.

At the effective time and as a result of the merger, each share of common stock of Phelps Dodge, par value $6.25 per share, issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive (i) 0.67 shares of common stock, par value $0.10 per share, of FCX and (ii) an amount in cash equal to $88.00, without interest.

FCX and Phelps Dodge have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (a) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the merger, (b) not to engage in certain kinds of transactions during such period, (c) to convene and hold a meeting of their respective stockholders or shareholders, as the case may be, to consider and vote upon the approval of the transaction and (d) that, subject to certain exceptions, the boards of directors of FCX and Phelps Dodge will each recommend that their respective stockholders or shareholders, as the case may be, approve the transaction. The transaction must be approved by the FCX stockholders by the affirmative vote of a majority of the outstanding common shares, and by the Phelps Dodge shareholders by the affirmative vote of two-thirds of the outstanding common shares.

Consummation of the merger is subject to customary conditions, including (a) approval of the transaction by the shareholders of both FCX and Phelps Dodge in accordance with applicable law and the requirements of the New York Stock Exchange, (b) absence of any applicable law or injunction prohibiting the merger, (c) expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other competition and regulatory approvals, (d) subject to certain exceptions, the accuracy of the representations and warranties of each party and (e) performance in all material respects of each party of its obligations under the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the merger, the board of directors of FCX will be increased to sixteen members and three independent members of the board of directors of Phelps Dodge will be appointed to the expanded board.

The Merger Agreement contains certain termination rights for both FCX and Phelps Dodge in certain circumstances. FCX or Phelps Dodge may be required to pay the other a break-up fee or expenses if the Merger Agreement is terminated in certain circumstances.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Phelps Dodge, FCX, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Phelps Dodge’s or FCX’s respective public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated therein by reference.

Item 8.01. Other Events.

On November 19, 2006, FCX and Phelps Dodge issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Important Information for Investors and Stockholders

FCX and Phelps Dodge will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. FCX and Phelps Dodge urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by FCX will be available free of charge on the investor relations portion of the FCX website at http://www.fcx.com. Documents filed with the SEC by Phelps Dodge will be available free of charge on the investor relations portion of the Phelps Dodge website at www.phelpsdodge.com.

FCX, and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of FCX in connection with the merger. Information concerning the interests of FCX’s directors and executive officers in FCX is set forth in the proxy statement for FCX’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006. Phelps Dodge, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the proxy statement for Phelps Dodge’s 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006.

Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of FCX’s and Phelps Dodge’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

*      *      *

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2006, among FCX, Merger Sub and Phelps Dodge (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued jointly by FCX and Phelps Dodge, dated November 19, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.

C. Donald Whitmire, Jr. Vice President and Controller Financial Reporting (authorized signatory and Principal Accounting Officer)

Dated: November 20, 2006